Exhibit 10.49

MASTER AGREEMENT FOR CLINICAL RESEARCH SERVICES

This MASTER AGREEMENT FOR CLINICAL RESEARCH SERVICES (this “Agreement”) is made effective January 30, 2009 (the “Effective Date”) by and between Idenix Pharmaceuticals, Inc., a Delaware corporation having a current address of 60 Hampshire Street, Cambridge, MA 02139 USA, (“Company”), and ACLIRES International, Ltd, a Bermudian Company, based at Milner House, 18 Parliament Street, Hamilton HM FX, Bermuda (“CRO”). Company and CRO may be referred to herein each, individually, as a “Party” or, collectively, as the “Parties”.

BACKGROUND

A.          Company is engaged in the business of discovering and developing, pharmaceutical products.

B.          CRO is engaged in the business of providing clinical research services, including regulatory filing of clinical trial application, clinical and laboratory performance of phase I/IIa studies, data management, biostatistical analysis and medical writing.

C.          Company and CRO desire to enter into this Agreement whereby CRO will perform services relating to certain clinical research programs Company is conducting (each, a “Study”), all on the terms and conditions as more fully set forth below.

NOW, THEREFORE, Company and CRO agree to the following:

ARTICLE 1
SERVICES

1.1 General.  CRO agrees to perform, from time to time, services (“Services”) in connection with a Study as will be described in detail in one or more mutually agreed project addenda in substantially the form set forth in Exhibit A hereto, each of which shall be attached and incorporated into this Agreement (each, a “Project Addendum”). The Project Addendum and this Agreement shall constitute the entire agreement for the applicable Project. To the extent any terms set forth in a Project Addendum shall conflict with the terms set forth in this Agreement, the terms of this Agreement shall control, unless the conflicting terms in this Agreement are specifically referenced in the Project Addendum and stated to be superseded. Each Project Addendum shall be signed by an authorized representative of each Party prior to initiation of any work under that Project Addendum.

1.2 Form of Project Addenda.  At a minimum, the Project Addenda for each Project shall include and describe in detail each of the following:

1.2.1   scope of Services to be provided by CRO, including specific responsibilities and deliverables to be provided;

1.2.2   protocol for the Study relating to such Services (“Protocol”);

1.2.3    milestones for the Services (“Milestones”);

1.2.4    budget for CRO’s provision of Services (“Budget”); and

1.2.5 payment schedule for the Services (“Payment Schedule”).

1.3   Transferred Responsibilities. Certain Services to be performed by CRO under a Project Addendum may be “sponsor” responsibilities with respect to a Study under the FDCA (as defined below) and 21 C.F.R. Part 312, Subpart D. Pursuant to 21 C.F.R. § 312.52, as part of the Services under a Project Addendum, CRO will assume specific sponsor responsibilities as agreed by the Parties. A list or chart of all such sponsor responsibilities assumed by CRO in substantially the form set forth in Exhibit B hereto will be attached as an exhibit to the Project Addendum.

1.4   Performance of Services. CRO shall perform the Services under a Project Addendum in compliance with:

1.4.1   the terms of this Agreement, the applicable Project Addendum (including the Protocol therein) and Company’s written instructions;

1.4.2   all laws, ordinances, rules and regulations of any governmental or regulatory authority that apply to the Services and the activities contemplated under this Agreement, including without limitation (i) all applicable federal, state and local laws, rules and regulations; (ii) the U.S. Federal Food, Drug and Cosmetic Act (“FDCA”) or similar foreign regulations, as the case may be; (iii) regulations and guidelines of the U.S. Food and Drug Administration (“FDA”) or the European Medicines Agency or similar foreign regulation, as the case may be; (iv) and ICH guidelines; (v) current Good Clinical Practices, and if applicable, current Good Laboratory Practices, as promulgated by the FDA or the European Medicines Agency or similar foreign regulation, as the case may be; and (vi) applicable industry standards in the pharmaceutical industry when performing studies used to support regulatory filings (collectively, “Applicable Laws”);

1.4.3   Additionally, CRO could outsource some services and, in that case, these services will be detailed in Exhibit A

1.5 Site Agreements. To the extent required under a Project Addendum, CRO shall enter into agreements with participating institutions in its own name and not as an agent of Company (each, a “Site Agreement”), provided that: (i) each Site Agreement shall be based in all material respects on a form agreement that Company and CRO mutually agree upon in advance, (ii) no Site Agreement shall contain any terms inconsistent with the terms of this Agreement and the applicable Project Addendum, (iii) the teens of each Site Agreement shall expressly establish Company as an intended third party beneficiary of CRO’s rights thereunder and (iv) CRO shall not agree to a material amendment to the form agreement without Company’s consent, in each case, unless otherwise agreed by the Parties. CRO shall exercise all reasonable efforts to ensure that the data and results generated by the participating institutions shall be coordinated, analyzed and reported regularly in an efficient and effective manner and provided in a format approved by Company.

1.6 Changes. In the event that a change in a Study requires a change to CRO’s Services under a Project Addendum, the Parties agree to negotiate in good faith an amendment to the Project Addendum which reflects such changes.

1.7 Financial Interests. CRO agrees that it will promptly disclose to Company any direct and indirect financial interests as described in Section 7.1.3 which are held or obtained during the term of a Project Addendum by CRO, any of CRO’s affiliates or any CRO Personnel (as defined below).

1.8 Debarment. CRO hereby certifies that it has not been debarred under Article 306 of the FDCA, 21 U.S.C. §335a(a) or (b) similar foreign regulation as the case may be. In the event that CRO becomes debarred, CRO agrees to notify Company immediately, and Company shall have the right to immediately terminate this Agreement under Section 10.2. CRO hereby certifies that it has not and shall not use or employ in any capacity related to the Services any individual, corporation, partnership, or association (collectively and individually, “CRO Personnel”) which has been debarred under Article 306 of the FDCA, 21 U.S.C. §335a(a) or (b) similar foreign regulation as the case may be. In the event that CRO becomes aware of or receives notice of the debarment of any such individual, corporation, partnership, or association, CRO agrees to notify Company immediately, and Company shall have the right to immediately terminate this Agreement under Section 10.2.

ARTICLE 2
STAFFING AND ASSIGNMENTS

2.1 CRO Personnel. CRO shall use only CRO Personnel that are adequately trained, qualified, and experienced to perform the Services assigned them. CRO will be allowed to hire some personnel to perform activities during either holidays or weekends. CRO shall be completely responsible for the performance of all CRO Personnel in accordance with this Agreement.

2.2 Replacement. CRO agrees that it shall not replace any Project Team members without the prior written consent of Company. CRO agrees it will replace any Project Team member if Company notifies CRO that the Project Team member has failed to perform assigned Services to Company’s reasonable satisfaction, and Company’s concerns regarding the Project Team member’s performance are not resolved to Company’s reasonable satisfaction within seven (7) days following Company’s notice to CRO.

2.3 Training. Any replacement to the Project Team, whether initiated by CRO or Company, shall be identified by CRO and, if acceptable to Company, appropriately trained by CRO prior to the replacement’s performance of any Services, at no additional cost to, or effort by, Company. If an acceptable replacement Project Team member is not prepared to perform Services within ten (10) days after Company’s notice for or consent to the replacement, Company may terminate the applicable Project Addendum under Section 10.2.

ARTICLE 3
PAYMENT

3.1 Payments. In consideration of the Services performed by CRO under any Project Addendum, Company will pay CRO the amounts on the timelines specified in the Budget and Payment Schedule set forth in such Project Addendum and in accordance with the terms thereof and this Article 3. The aggregate fees and expenses payable by Sponsor to CRO for any Addendum shall not exceed the total fees and expenses included in the applicable Budget and Payment Schedule for such Addendum, unless otherwise authorized in writing in advance by Sponsor. The Budget for each Project Addendum shall be fully transparent and include all planned activities and all planned costs for such Project Addendum.

3.2 Invoices. CRO shall invoice Company in accordance with the Payment Schedule set forth in each Project Addendum. Company shall pay undisputed invoices within forty-five (45) days of receipt, provided that Company shall notify CRO of any disputed invoices within twenty (20) days of receiving such invoice and shall pay any undisputed amounts as set forth above. Provided that Company pays undisputed amounts as set forth above, CRO shall continue to conduct Services during which time the Parties shall use commercially reasonable efforts to resolve the disputed amount.

ARTICLE 4
RECORDS AND INSPECTIONS

4.1   Financial Records. CRO shall maintain complete, accurate and systematic written financial and accounting records with respect to all Services performed and costs and expenses incurred under a Project Addendum. CRO shall preserve all such records for five (5) years following expiration or termination of the applicable Project Addendum.

4.2   Study Records. CRO shall make available to Company (or its designee), at Company’s request, all Study Records (as defined below) and shall retain such Study Records in compliance with Applicable Laws, including without limitation, 21 C.F.R. § 312.57. Upon the close of the Study, CRO shall transfer all Study Records to Company. For purposes of this Agreement, “Study Records” shall include all documents, records and forms supplied to CRO by or on behalf of Company, or prepared, obtained or developed by CRO, in connection with the Services or CRO’s performance of this Agreement, including source documents, case report forms, laboratory data, and other similar documents.

4.3   Inspection and Audit. During the term of each Project Addendum and for the term of any record retention period required under this Article 4, CRO agrees that Company shall have the right, during CRO’s regular business hours, to inspect the facilities of CRO and CRO Personnel, as applicable, with respect to Services performed under such Project Addendum. During the term of each Project Addendum and for the term of any record retention period required under this Article 4 but no less than five (5) years following expiration or termination of the applicable Project Addendum, CRO agrees that Company shall have the right, during CRO’s regular business hours, to audit, inspect and copy any records relating to the Services or this Agreement (including financial records maintained pursuant to Section 4.1 and any Study Records and records created as part of or otherwise related to an internal audit by CRO) and such records may be used by Company for any commercially reasonable purpose. CRO also agrees to permit the FDA or any other appropriate regulatory agency, foreign or domestic, or body access to its facilities and records as required by Applicable Laws.

4.4 Regulatory Inspections. In the event CRO is notified or otherwise becomes aware that it is to be the subject of an inspection by, or otherwise receives any correspondence or inquiry from, the FDA or other regulatory agency, foreign or domestic, or body in connection with a Study or CRO’s Services under a Project Addendum CRO shall:

4.4.1   immediately notify Company thereof, and if applicable, advise Company of the occurrence of and circumstances of the inspection;

4.4.2   use all reasonable efforts to reschedule the inspection until further instructions are received from Company and provide Company the opportunity to be present during such inspection;

4.4.3   send Company a copy of any inspection reports or other correspondence received or available as a result thereof (including without limitation, Form FD-483 notices or waning letters or similar documents); and

4.5 SOPs. CRO shall review its standard operating procedures (“SOPs) prior to a Study, and at least every two (2) years thereafter, to ensure that such SOPs comply with Applicable Laws and the terms of each Project Addendum. CRO agrees that, from time to time during the term of a Project Addendum, Company may also audit CRO’s SOPs, and CRO agrees to implement any changes to its SOPs with respect to a Project Addendum as reasonably requested by Company.

ARTICLE 5
CONFIDENTIALITY

5.1 Confidentiality. Except as expressly provided herein, CRO shall not publish or otherwise disclose and shall not use for any purpose any data, documents or information (including without limitation, the Protocol, Study Records, Investigator Brochure and other clinical, technical or chemical data) provided to or obtained or developed by CRO in connection with this Agreement, or any documents or information furnished to CRO, or to which CRO is given access, by or on behalf of Company in connection with a project which potentially could be the subject of a Project Addendum, whether or not a Project Addendum for the performance of Services is ever executed, all of which is referred to as “Confidential Information.” CRO agrees that it has no rights of ownership to Confidential Information and, between CRO and Company, Confidential Information is the sole and exclusive property of Company. CRO agrees to keep Confidential Information confidential and not to use or disclose Confidential Information to third parties who are not involved in the Study without prior written authorization from Company.

5.2 Exceptions. CRO’s obligations of confidentiality and non-use shall not apply to Confidential Information which:

5.2.1 is known to CRO, as shown by CRO’s written records, prior to its disclosure or development under this Agreement or a Project Addendum;

5.2.2 is developed by CRO independently of this Agreement or a Project Addendum, as shown by CRO’s contemporaneous written records;

5.2.3 is or becomes publicly available through no fault of CRO or any individual or entity to whom the CRO or any CRO Personnel disclosed or provided access to such Confidential Information, or of any such individual or entity); or

5.2.4 is received by CRO from a third party which has the legal right to disclose it to CRO without confidentiality restrictions.

5.3 Authorized Disclosure. In the event CRO is required by law to disclose Confidential Information, CRO shall notify Company promptly of the requirement (and as far in advance of the required disclosure as possible) and shall cooperate in any effort by Company to contest the requirement or to seek protective orders.

5.4 Return of Confidential Information. Upon Company’s request or any termination pursuant to Article 10, CRO shall, at the Company’s option, immediately return to Company all materials which contain any Confidential Information, including all copies thereof or destroy all such material and copies thereof; if the Company requests the materials to be destroyed CRO shall provide Company with a written declaration that such destruction occurred. The return of Confidential Information shall not relieve CRO of its obligations under this Article 5.

5.5 Confidential Terms. CRO shall not disclose publicly or utilize in any advertising or promotional materials the existence of or any terms of this Agreement or any Project Addendum, or CRO’s association with Company, or use Company’s name or the name of any of Company’s divisions, products or investigations without the prior written permission of Company.

5.6 No Publication by CRO. Notwithstanding anything to the contrary herein, CRO may not publish any articles or make any presentations relating to the Services performed under this Agreement or referring to data, information (including Confidential Information) or materials generated in connection with such Services, in whole or in part, without the prior written consent of Company.

5.7 Injunctive Relief. CRO acknowledges and agrees that any violation of the terms of this Agreement or a Project Addendum relating to the disclosure or use of Confidential Information may result in irreparable injury and damage to Company that may not be adequately compensable by money damages, and for which Company will have no adequate remedy at law. CRO therefore consents and agrees that Company may obtain injunctions, orders or decrees as may be necessary to protect its Confidential Information without being required to post a bond or other security.

5.8 Protection. CRO agrees to take all reasonable precautions to protect the Confidential Information and to prevent its disclosure to and use by any unauthorized third party. CRO further agrees to notify Company, promptly and in writing, of any actual or suspected misappropriation or unauthorized use or disclosure of the Confidential Information that may come to CRO’s attention.

ARTICLE 6
INTELLECTUAL PROPERTY

6.1 Inventions.

6.1.1   For purposes of this Agreement, “Inventions” means all discoveries, developments, inventions (whether patentable or not), improvements, information, materials, data, technology, works of authorship, formulas, processes, techniques, compositions of matter, formulations, methods of use or delivery, know-how, computer programs, databases, trade secrets, designs, marketing plans, product plans, design plans, or business strategies which are made by any CRO Personnel, whether alone or jointly with others: (i) in the course of performing Services under a Project Addendum, or (ii) which contain or are based upon Confidential Information.

6.1.2   CRO will disclose promptly to Company any Inventions. CRO agrees that, as between CRO and Company, all Inventions shall be the sole and exclusive property of Company, and that any Inventions which are works of authorship subject to copyright shall be, to the greatest extent allowed, “works made for hire” of which Company shall be deemed the author and owner of the rights comprised in copyright. Without limiting the foregoing, CRO hereby assigns and agrees to assign to Company all rights, title and interest CRO has in any Inventions (including, to the extent an Invention which is a work of authorship subject to copyright may not qualify as a “work made for hire,” all rights, title and interest of CRO in that Invention) upon the future creation of such Inventions, and agrees that it will obtain written agreements with all CRO Personnel to assign all rights, title and interests in such Inventions to CRO for subsequent assignment and transfer to Company, or directly to Company. All Inventions shall be considered Confidential Information and shall be subject to the terms of Article 5 above.

6.2 Further Assurances. Upon Company’s request and as Company deems necessary or appropriate, CRO will perform, or cause its employees and/or agents to perform any and all acts necessary to assist Company in perfecting Company’s right, title and interest in and to all such Inventions. Such acts will include, but not be limited to, executing all papers, including, without limitation, all documents associated with the filing and prosecution of patent applications, invention assignments and copyright assignments, and providing affidavits or testimony in connection with patent interference, validity or infringement proceedings and participating in other legal proceedings. Reasonable costs related to such assistance, if required, will be paid by Company. If Company is unable, after reasonable effort, to secure CRO’s signature on any document as provided in this Section, CRO hereby designates and appoints Company and its duly authorized officers and agents as CRO’s agent and attorney(s) in fact to execute, verify, file and prosecute applications, and to do all other lawfully permitted acts necessary to achieve the intent of this Section with the same legal force and effect as if executed by CRO. CRO represents and warrants to Company that all of its employees and agents performing the Services hereunder are required to assign all of their right, title and interest in and to any Inventions to CRO. Company will reimburse CRO for reasonable and necessary expenses incurred by it as a result of such activities.

ARTICLE 7
REPRESENTATIONS AND
WARRANTIES; COVENANTS

7.1 Representations and Warranties. CRO represents and warrants that, for this Agreement and each Project Addendum:

7.1.1   it is authorized to enter into this Agreement and such Project Addendum, and that its execution, delivery and performance of this Agreement and such Project Addendum will not conflict with or constitute a default under any other agreement to which it is a party or by which its assets are bound;

7.1.2   it is not a party to any agreement which would prevent it from fulfilling its obligations under this Agreement or such Project Addendum, and that during the term of this Agreement and such Project Addendum it will not enter into any agreement to provide services which would in any way prevent it from providing the Services contemplated under this Agreement or such Project Addendum;

7.1.3   CRO has disclosed to Company any and all direct and indirect financial interests held by CRO, any of CRO’s affiliates and any CRO Personnel, in any entity which CRO knows is involved in the Study which is related to a Project Addendum;

7.1.4   CRO has tested and assessed the computer software, computer hardware, and all other devices reasonably necessary to the performance of CRO’s ongoing operations and the conduct of all Services under a Project Addendum (collectively, the “Computing Devices”) used by CRO to determine whether such Computing Devices will fail or will produce erroneous results (each, a “Failure”), and there will be no Failure(s) of CRO’s Computing Devices that will affect the Study or the performance of any obligation of CRO under a Project Addendum or this Agreement;

7.1.5   any electronic database and related software containing Study-related information which is provided by CRO to Company or to which Company is given access, will perform all expected functions and computing processes;

7.2 Computing Devices. CRO agrees:

7.2.1   to notify Company in writing immediately upon CRO’s obtaining information that any Computing Devices used by CRO or any supplier of CRO may be the subject of a Failure;

7.2.2   to notify Company in the event CRO determines that any Computing Devices owned, licensed, or used by Company may be the subject of a Failure; and

7.2.3   upon Company’s written request, to participate in additional tests of the Computing Devices used by CRO at no charge to determine whether such Computing Devices may be the subject of Failures, and to notify Company immediately of the results of any tests or any claim or other information that indicates the Computing Devices of CRO or CRO’s suppliers may be the subject of a Failure.

ARTICLE 8
INDEMNIFICATION

8.1 Indemnification by Company. Company hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) CRO and its officers, directors and employees (the “CRO Indemnitees”) from and against any and all liabilities, expenses, damages and/or losses (including without limitation reasonable legal expenses and reasonable attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising out of bodily injuries (including death) suffered by a patient participating in a Study as a result of Company’s drug in the course of such Study; except in each case to the extent such Losses result from (i) the negligence, bad faith or willful misconduct of CRO or its officers, directors, employees, agents, subcontractors or any other CRO Personnel or (ii) any failure of CRO or its officers, directors, employees, agents, subcontractors or any other CRO Personnel to comply with this Agreement or a Project Addendum (including the Protocols therein) or Applicable Laws. The foregoing obligation of Company to Indemnify the CRO Indemnitees shall be subject to the following:

8.1.1   Company shall be promptly notified by CRO (and within no more than fifteen (15) days) of any Third-Party Claim for which the CRO Indemnitees’ seek coverage under this Section 8.1;

8.1.2   Company has sole control over the defense or settlement of any such Third-Party Claim; and

8.1.3   CRO Indemnitees fully cooperate with Company in the defense or settlement of such Third-Party Claims; provided that no CRO Indemnitee shall be required to admit fault or responsibility in connection with any settlement.

8.2 Indemnification by CRO. CRO hereby agrees to Indemnify Company and its officers, directors, employees, contractors, consultants, representatives and agents (“Company Indemnitees”) from and against any and all Losses resulting from Third-Party Claims to the extent arising out of CRO’s performance of any Project Addendum or any Services; except in each case to the extent such Losses result from (i) the negligence, bad faith or willful misconduct of Company or (ii) any failure of Company to comply with this Agreement or such Project Addendum (including the Protocols therein) or Applicable Laws.

ARTICLE 9
INSURANCE

9.1 Insurance. CRO shall, at its own expense, carry and maintain during the term of this Agreement and each Project Addendum the following insurance:

9.1.1   Commercial general liability insurance including premises and operations coverage with limits of not less than [$__[1 million]_______   per occurrence and $__[2 million]______ per annual aggregate;]

9.1.2   Errors and omissions or professional liability insurance with limits of not less than [$__[25 million] _________ per occurrence and $__[25 million] _________ per annual aggregate;]

9.1.3    Umbrella Insurance with a combined single limit of [$__[25 million]________];  and

9.1.4    Worker’s compensation insurance in such amounts required by Applicable Laws.

9.2 Documentation. CRO shall, at Company’s request, have its insurance carrier(s) furnish to Company certificates of insurance or, if self-insured, shall furnish documentation stating that all insurance required under this Agreement is in force, such certificates or documentation to indicate any deductible and/or self-insured retention and stipulate that the insurance will not be canceled while this Agreement or any Project Addendum is in effect without thirty (30) days prior written notice to Company. CRO shall on request permit Company to examine original insurance or other protective policies issued in compliance with the requirements of this Section. Should CRO at any time neglect or refuse to provide the insurance required in this Section, or should such insurance be canceled, Company shall have the right to procure insurance of the types and in the amounts described in this Section and Company’s costs for such insurance shall be deducted from any compensation then due or thereafter to become due CRO. CRO shall not commence the Services under a Project Addendum until the insurance coverage specified in this Article 9 has been obtained.

ARTICLE 10
TERM; TERMINATION

10.1     Term. This Agreement shall commence as of the Effective Date, and shall continue for a period of five (5) years, or until terminated as provided in this section 10. The Agreement will automatically renew each year thereafter for a period of (1) One year, unless terminated as provided in this Section 10. Each Project Addendum shall be effective upon the date signed by the last signatory thereto and shall terminate upon the completion of Serviced to be provided there under, unless earlier terminated in accordance with this Section 10.

10.2     Termination for Breach. In the event either Party commits a material breach of its obligations under this Agreement or a Project Addendum and fails to remedy that breach within thirty (30) days of written notice of the breach from the other Party, the other Party may terminate the applicable Project Addendum immediately upon written notice to the breaching Party; provided, however, if such material breach is elsewhere identified in this Agreement or such Project Addendum as supporting immediate termination by the other Party, no such notice or cure period is required.

10.3      Termination by Company.

  10.3.1   Company may terminate this Agreement or any Project Addendum upon thirty (30) days written notice to CRO.

10.3.2   Company may terminate this Agreement or any Project Addendum immediately by written notice to CRO if:

(i)         the FDA, or the European Medicine Agency or similar foreign regulation, as the case may be, withdraws authorization for the applicable Study;

(ii)        safety or ethical issues, in the opinion of Company, support termination of the applicable Study;
(iii)        CRO breaches its representations and warranties or obligations under
Article 4, 5, 6 or 7.

10.4     Effects of Termination. Upon receiving notice of termination of any Project Addendum or this Agreement:

10.4.1  CRO shall use best efforts to revoke any financial obligations it has incurred and to avoid incurring any additional costs in connection with the Project Addendum or this Agreement, as applicable.

10.4.2  CRO shall promptly return to Company any prepaid funds which are unearned by CRO as of the effective date of termination.

10.4.3  CRO shall: (i) terminate any agreements it has with subcontractors in connection with the Project Addendum or this Agreement, as applicable, or assign such agreements to Company, at Company’s option; (ii) perform such services as reasonably requested by Company in connection with an orderly wind-down of CRO’s Services in connection with the Project Addendum or this Agreement, as applicable; and (iii) promptly prepare and submit to Company a final financial report, and copies of all records, including but not limited to all financial records, relating to the Project Addendum or this Agreement, as applicable, or performance thereunder, and all periodic reports and other records required to be maintained under this Agreement. In the event CRO fails to deliver to Company any of the above-mentioned records, Company may enter CRO’s premises and collect such records during CRO’s normal working hours.

10.4.4  Company shall pay CRO, subject to an accounting of damages due to any breach of this Agreement or the applicable Project Addendum by CRO and to an offset of any prepaid but unearned funds which CRO has not returned in accordance with Section 10.4.2, and to the extent the following are not duplicative, for (i) a pro-rata amount as appropriate for Services rendered through the effective date of termination, as calculated from the Budget; and (ii) such expenses reasonably incurred by CRO in connection with the orderly wind-down of CRO’s Services as requested by Company in accordance with Section 10.4.3.

ARTICLE 11
MISCELLANEOUS

11.1     Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, excluding its choice of law principles.

11.2     Disputes. In the event of any dispute or claim arising out of or in connection with this Agreement, or the performance, breach or termination thereof, either CRO or Company may, by written notice to the other Party, have such dispute referred to the Chief Executive Officers (or equivalent) of CRO and Company, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received by such other Party. If the Parties are unable to resolve such dispute within such thirty (30) day period, such dispute shall be finally settled by binding arbitration by Judicial Arbitration and Mediation Services, Inc. (JAMS) under its rules of arbitration, by one (1) arbitrator appointed in accordance with said rules. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. The place of arbitration shall be in the State of Massachusetts. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the Parties to the dispute, unless otherwise determined by the arbitrator(s). Each Party shall bear the cost of its own attorneys’ and expert fees. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party.

11.3     Assignment. CRO shall not assign this Agreement or any Project Addendum, in whole or in part, without the prior written consent of Company; any attempt to do so in violation of this Section 11.3 shall be void. Company may assign this Agreement or any Project Addendum, without CRO’s consent, to an affiliated entity or to an entity that succeeds to all or substantially all of its business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee agrees in writing to be bound by the terms and conditions of this Agreement.

11.4     Notices. All notices, requests and communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission (confirmed by prepaid registered or certified mail, return receipt requested or by international express delivery service) (e.g., Federal Express), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by international express courier service, and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to following addresses of the Parties, or such other address as may be specified in writing to the other Party.

If to CRO:
1. For Corporate Purposes:

Attention: Robert Murphy, MD
ACLIRES International Ltd
Milner House
18 Parliament Street
Hamilton HM FX
Bermuda
Facsimile No.: +1-441-292-7800
With a copy to:
Attention: Jeannette Monk
ACLIRES International Ltd.
Milner House
18 Parliament Street
Hamilton HM FX
Bermuda
Facsimile No.: +1-441-292-7800

2. For Operational Purposes:

Juan Carlos Chá Torea
ACLIRES – Argentina S.R.L.
Avenida del Libertador 13221
Martínez (B1640AOD)
Provincia de Buenos Aires, Argentina
Facsímile: +54 11 4792-9689
With a copy to:
José Luis Ippólito
ACLIRES – Argentina S.R.L.
Avenida del Libertador 13221
Martínez (B1640AOD)
Provincia de Buenos Aires, Argentina
Facsímile: +54 11 4792-9689

If to Company:	Idenix Pharmaceuticals, Inc.
One Kendall Square, Building 1400
Cambridge, MA 02139, USA
Attn: John Sullivan-Bolyai
Fax: 617-995-9817

with a copy to:	Idenix Sarl – Cap Gamma
1682 Rue de la Valsiere
BP 5001
34189 Montpellier Cedex 4 France
Attn: Marie-Francoise Temam Fax: +33 (0)4 99 64 27 27

11.5     Headings. Headings included herein are for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement. Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof.

11.6     Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either of the Parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11.7     Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof will be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, will be deemed divisible and deleted with respect to such jurisdiction, but the Agreement will not otherwise be affected.

11.8     Independent Contractors. The relationship of Company and CRO established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between Company and CRO. Neither Party shall have any right, power, or authority to assume, create or incur any expense, liability, or obligation, express or implied, on behalf of the other.

11.9     Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No agreement or understanding varying or extending this Agreement or any Project Addendum shall be binding upon either Party, unless set forth in a writing which specifically refers to the Agreement that is signed by duly authorized officers or representatives of the respective Parties, and the provisions of the Agreement or such Project Addendum not specifically amended thereby shall remain in full force and effect.

11.10   Counterparts. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

IDENIX PHARMACEUTICALS, INC.	ACLIRES INTERNATIONAL, LTD

By:	By:

Name: John Sullivan-Bolyai	Name: Robert Murphy

Title: Vice President Clinical Research	Title: Chief Executive Officer

EXHIBIT A

Project Addendum

To Master Service Agreement between Idenix Pharmaceuticals Inc. (“Company”) and Aclires International Ldt. (“CRO”), dated January 30, 2009

Version #, Date

1.   SCOPE OF SERVICES
a.   A list of activities to be conducted could be as follows:
i.	Site identification
ii.	Regulatory activities
iii.	Prepare and maintain Trial Master File
iv.	Prepare Investigator Study File
v.	Monitoring
vi.	Enrollment and follow-up of subjects

2.   PROTOCOL
a. The specific protocol will be included

3. BUDGET
a.  This is a draft model, to be adapted to each protocol

PROTOCOL NNNN-777-777

SUMMARY OF EXPENSES

SERVICE TO BE PROVIDED	TOTAL COST (USD)
NON-CLINICAL ACTIVITIES
Document translation and Informed Consent Form
Local Project Management
Regulatory activities
Site set up
IMP management
Sample management
ECG management
Sub-total	0,00
CLINICAL ACTIVITIES
Recruitment activities
Screening period
Medical activities
Laboratory activities
Treatment period
Medical activities
Laboratory activities
Follow-up period
Medical activities
Laboratory activities
Safety management
CRF completion
Confinement
Fees/Compensation
Sub-total	0,00
LABORATORY ACTIVITIES
Laboratory manual
Datamanagement
Sample management
Others
Sub-total	0,00

GRAND TOTAL	0,00

PROTOCOL NNNN.777-777

NON-CLINICAL ACTIVITIES

SERVICE TO BE PROVIDED	RESPONSIBLE	HOURS	HOURLY RATED (US)	TOTAL COST (USD)
DOCUMENT TRANSLATION AND INFORMED CONSENT
Protocol translation into Spanish
ICF development & adaptation to different sites
Back translation of ICF
Sub-total				0,00

LOCAL PROJECT MANAGEMENT
Start-up
Protocol review
Project plan preparation
Weekly teleconferences
Investigator’s Meeting attendance
Trial Master File preparation
Site Investigator File preparation
Preparation of forms, spreadsheets, guidelines
Phone contact with the sites
Sub-total
Ongoing
Internal meetings
Monthly teleconferences
Update study plan
Update Trial Master File
Update investigator Study File
SAE notification to IRB/IEC/MOH
Budget administration and site payment
Prepare monthly study reports
Phone contact with the sites
Sub-total
Closure
Complete document collection from the sites
Trial Master File preparation for archiving
Investigator Study Files preparation for archiving
Final payment to the sites
Phone contact with the sites
Sub-total
Sub-total				0,00

REGULATORY ACTIVITIES
Package preparation for IRB
IRB submission
IRB fees
Package preparation for IEC
IEC submission
IEC fees
Package preparation for MOH
MOH submission
MOH fees
Follow-up of Submissions
Respond questions from IRB/IEC/MOH
Prepare reports to IRB/IEC/MOH
Sub-total				0,00

SITE SET-UP
Prepare contract with investigators
Negotiate contract and budget
Initial protocol training
Sub-total				0,00

IMP MANAGEMENT
Importation paperwork preparation
Importation fees
Transfer from customs to warehouse
IMP destruction (paperwork + destruction)
Sub-total				0,00

SAMPLE MANAGEMENT
Exportation paperwork preparation
Exportation fees
Transfer from the sites to central lab
Sub-total				0,00

ECG MANAGEMENT
Importation paperwork preparation
Importation fees
Return to eRT at the end of the trial
Sub-total				0,00

SUB-TOTAL NON-CLINICAL ACTIVITIES				0,00

PROTOCOL NNNN-777-777

CLINICAL ACTIVITIES

			UNIT COST	TOTAL COST
SERVICE TO BE PROVIDED	# PATIENTS	# UNITS	(USD)	(USD)
RECRUITMENT ACTIVITIES
Call center organization
Phone calls (average, 2 phone calls per visit)
Sub-total				0,00

SCREENING PERIOD
Medical activities
Informed consent / Demographics / Medical History /
Complete Medical Examination / Height & Weight /
Concomitant Medication / Incl & Excl criteria
ECG
Sub-total				0,00

Laboratory activities
Routine laboratory: Hematology, Chemistry, Urinalysis
HAV Ab; HBsAg; HCV Ab
CD4
HIV-RNA
Pregnancy test (serum)
Alcohol test
Urine drug screen
Sub-total
VAT (24%)
Sub-total				0,00

TREATMENT PERIOD
Medical activities
Targeted physical examination
Vital signs
Adverse Events, Concomitant medication, Dosing, Drug accountability
ECG
Sub-total				0,00

Laboratory activities
Routine laboratory Hematology, Chemistry
Urinalysis
Urine pregnancy test
CD4
HIV-RNA
Blood sampling, handling and storage
Sub-total
VAT (24%)
Sub-total				0,00

FOLLOW-UP PERIOD
Medical activities
Targeted physical examination
Vital signs
Adverse Events, Concomitant medication
ECG
Sub-total				0,00

Laboratory activities
Routine laboratory: Hematology, Chemistry
Urinalysis
Urine pregnancy test
HIV-RNA
CD4
Blood sampling, handing and storage
Sub-total
VAT (24%)
Sub-total				0,00

SAFETY MANAGEMENT
Complete SAE reports (initial)
Complete SAE reports (follow-up)
Sub-total				0,00

CRF COMPLETION
Complete CRF pages
Respond queries
Sub-total				0,00

CONFINEMENT
Clinical bed
Linen & food
Travel (from and to the Unit)
Coordinator activities
Sub-total				0,00

FEES / COMPENSATION
Physician’s fees
Patient compensation (screening)
Patient compensation (enrolled)
Sub-total				0,00

SUB-TOTAL CLINICAL ACTIVITIES				0,00

PROTOCOL NNNN-777-777

LABORATORY ACTIVITIES

SERVICE TO BE PROVIDED	RESPONSIBLE	HOURS / UNITS	HOURLY RATE (USD)	TOTAL COST (USD)
LABORATORY MANUAL
Development (including two revisions)
Translation into Spanish
Distribution to sites
Sub-total
VAT (24%)
Sub-total				0,00

DATAMANAGEMENT
Database development
Phone calls to request database upload
Sub-total
VAT (24%)
Sub-total				0,00

SAMPLE MANAGEMENT
Safety kits
Materials (tubes, pipettes, boxes, LRFs)
Kit preparation
Kit distribution to sites
Samples sent to central lab
Sub-total
PK kits
Materials (tubes. pipettes, boxes, LRFs)
Kit preparation
Kit distribution to sites
Samples sent to central lab
Sub-total
Preparation of samples to XXXXXXX
Preparation of samples to NNNNNNN
Sub-total
VAT (24%)
Sub-total				0,00

OTHERS
Breath air alcohol measurement kit
Strips to urine pregnancy test
Strips to urine drug detection
Sub-total
VAT (24%)
Sub-total				0,00

SUB-TOTAL LABORATORY ACTIVITIES				0,00

4. MILESTONES AND PAYMENT SCHEDULE
a. This is an example; milestones and amount of payment may vary

PROJECT MILESTONE	AMOUNT DUE (USD)
Contract execution	GGGG,00
MOH approval	GGGG,00
First patient enrolled	GGGG,00
Second cohort completed	GGGG,00
Last patient completed	GGGG,00
Last query responded	GGGG,00
GRAND TOTAL	TTTTTTT,00

5. INVOICES
CRO shall invoice Company based on the pre-approved payment schedule. Company will designate a contact and address to whom invoices will be sent.

6. TERMS AND CONDITIONS
CRO’s work on this project addendum will be governed by the terms and conditions as set forth in the Master Service Agreement between Idenix Pharmaceuticals Inc. (“Company”) and Aclires International Ldt. (“CRO”), dated January 30, 2009 and to subsequent Amendments to that Agreement.

Acknowledged, Accepted and Agreed to:

IDENIX PHARMACEUTICALS, Inc	ACLIRES International, Ltd.

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT B

List of transferred responsibilities

An “X” indicates the owner of the primary responsibility for the task. An “(x) indicates subsidiary involvement

Sponsor:

Sponsor Study No.:

ACLIRES Argentina
Study No.:

The sponsor hereby transfers to Aclires the responsibilities as indicated below.

		Responsibility		Date
Tasks		Sponsor	ACLIRES	(planned)	(actual)
Study Preparation
•	Study Synopsis or Outline
•	Preparation of Financial Agreement
•	Study Protocol
•	CRF Preparation
•	CRF Review
•	Audit of the Protocol and CRFs
•	Informed Consent Form
•	Submission to Ethics Committees
•	Subjects Insurance
•	Submission to MOH (ANMAT)
•	Import of study drug
•	Packaging and/or Labeling of Study Drug
•	Resourcing of registered Study Medication (if needed)
•	Resourcing of Lab. Material
•	Randomization Schedule

		Responsibility		Date
Tasks		Sponsor	ACLIRES	(planned)	(actual)
Study Conduct
•	Safety Laboratory
•	Pharmacokinetic Assays
•	Pharmacodynamic Assays
•	Shipment for PK / PD Samples
•	Monitoring
•	Site Initiation
•	Site Close-out
•	Reporting of SAEs to Authorities
•	Preparation of Amendments
•	On Site Audit
Data Management / Statistical Analysis
•	Statistical Analysis Plan
•	Coding of AEs, cone. Therapies etc.
•	Data Entry
•	Database Validation
•	Database review prior to lock
•	Database Log
•	Data Transfer
•	Statistical Analysis
•	PK-Analysis
•	Statistical Report
•	Bioanalytical Report

		Responsibility		Date
Tasks		Sponsor	ACLIRES	(planned)	(actual)
Study Close Out
•	Safety Summary
•	Integrated Clinical Report
•	Audit of Integrated Clinical Report
•	Drug Accountability
•	Return of Study Drug
•	Archiving of Study Documents
•	Shipment Costs for CRFs

	Responsibility		Date
Tasks	Sponsor	ACLIRES	(planned)	(actual)
Others

Development of Emergency Envelopes (patient specific) and delivery to site.

Certificate of Analysis and GMP certificate